UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35186	38-1747023
(Commission File Number)	(IRS Employer Identification Number)

2800 Executive way

Miramar, Florida 33025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (954) 447-7920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Recapitalization Agreement

On May 25, 2011, Spirit Airlines, Inc., a Delaware Corporation (the “Company”), entered into an Amendment No. 1 (the “Recapitalization Amendment”) to that Recapitalization Agreement (as amended, the “Recapitalization Agreement”), dated September 17, 2010, by and among the Company, POF Spirit Foreign Holdings, LLC, a Delaware limited liability company (“POF Spirit”); OCM Spirit Holdings, LLC, a Delaware limited liability company (“Holdings”); OCM Spirit Holdings II, LLC, a Delaware limited liability company (“Holdings II”); OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership (“POF II”); OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership (“POF III,” and together with POF II, the “POF Investors”); OCM Spirit Holdings III, LLC, a Delaware limited liability company (“Holdings III”); OCM Spirit Holdings III-A, LLC, a Delaware limited liability company (“Holdings III-A,” and collectively with POF Spirit, Holdings, Holdings II, the POF Investors and Holdings III, the “Oaktree Investors”); Indigo Florida L.P., a Cayman Islands exempted limited partnership (“Indigo Florida”), Indigo Miramar LLC, a Delaware limited liability company (“Indigo Miramar,” and together with Indigo Florida, the “Indigo Investors”), and Indigo Partners LLC, a Delaware limited liability company (“Indigo Partners”).

Pursuant to the Recapitalization Amendment, the parties agreed, among other things, that: (i) the fee payable by the Company to Indigo Partners in connection with the termination of that certain Professional Services Agreement, dated as of July 13, 2006, between the Company and Indigo Partners (the “Services Agreement”) will be increased from $1.6 million to $1.8 million, and the payment of such fee will be deferred to July 1, 2011; (ii) the percentage of net proceeds from the sale of the Company’s common stock (“Common Stock”) in its initial public offering (“IPO”) (after deducting underwriting discounts, paying offering expenses and fees to certain former noteholders of the Company and retaining $150.0 million for its own purposes) to be applied to pay down the principal and interest on certain of the Company’s secured promissory notes owned by Indigo Investors will be increased from 25% to 35%, and the percentage of such remaining net proceeds to pay the principal and interest on certain of the Company’s secured promissory notes or redeem shares of preferred stock owned by certain Oaktree Investors will be decreased from 75% to 65%; (iii) that the shares of Common Stock held by Oaktree Investors and Indigo Investors to be sold in the IPO if the underwriters exercise their 30-day over-allotment option will be first allocated to Oaktree Investors such that Oaktree Investors receive gross proceeds in an increased amount of $25.6 million (up from $20.0 million); and (iv) correspondingly, that to the extent Oaktree Investors do not receive gross proceeds in the amount of $25.6 million from the sale of over-allotment shares in the IPO, the number of shares of Common Stock that Oaktree Investors will be entitled to sell in any registration of shares of Common Stock by the Company following the expiration of the 180-day lock-up period (other than on Form S-3 or Form S-8), will be increased such that the Oaktree Investors receive gross proceeds equal to the difference between $25.6 million and the amount of gross proceeds received by the Oaktree Investors from the sale of over-allotment shares in the IPO.

The foregoing description of the Recapitalization Amendment is qualified in its entirety by reference to the Recapitalization Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Amendment to Investor Rights Agreement

On May 25, 2011, the Company entered into Amendment No. 3 to that certain Second Amended and Restated Investor Rights Agreement (the “IRA Amendment”) with Oaktree Investors and Indigo Investors, which amends that certain Second Amended and Restated Investor Rights Agreement, dated as of July 13, 2006, as previously amended on July 20, 2010 and February 1, 2011, by and among the Company, Oaktree Investors, Indigo Investors and certain other investors of the Company (the “IRA”). Pursuant to the IRA Amendment, the parties agreed, among other things, that certain provisions of the IRA providing for the rights and obligations of the investors party thereto with respect to (i) restrictions on transfers of securities of the Company, (ii) votes in favor of certain fundamental transactions involving the Company, (iii) preemptive rights and (iv) voting with respect to the board of directors of the Company will terminate upon the consummation of the IPO, which occurred on June 1, 2011.

The foregoing description of the IRA Amendment is qualified in its entirety by reference to the IRA Amendment attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Letter of Credit Facility

In the Company’s Registration Statement on Form S-1 (File No. 333-169474) filed in connection with the IPO (the “Registration Statement”), the Company had disclosed its intention to terminate its $30 million letter of credit facility with Goldman Sachs Credit Partners, L.P. (the “LOC Facility”) that the Company has historically used to satisfy a portion of its required holdback for its principal credit card processor. On June 1, 2011, the Company terminated the LOC Facility. In connection therewith, the Company will pay the lender a termination fee of $0.6 million and accrued and unpaid interest through June 1, 2011 (approximately $0.4 million). As a result of the termination, $30 million of the Company’s cash balances will become restricted cash to satisfy the required holdback.

Professional Services Agreement

On June 1, 2011, pursuant to the Recapitalization Agreement, the Company and Indigo Partners entered into a Termination Agreement (the “Termination Agreement”), whereby the Services Agreement was terminated except with respect to certain provisions relating to indemnification and allocation of liabilities in favor of Indigo Partners. Indigo Partners is affiliated with two of the Company’s directors, William A. Franke and John R. Wilson. As described in Item 1.01 above, in connection with the Termination Agreement, a termination fee of $1.8 million will become due and payable to Indigo Partners on July 1, 2011. The foregoing description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On June 1, 2011, in connection with the consummation of the IPO, and pursuant to the Recapitalization Agreement, (i) the aggregate principal and unpaid interest on certain secured promissory notes of the Company not repaid using the net proceeds from the IPO as described in Item 1.01 above was cancelled in exchange for the issuance by the Company to each former holder thereof of such number of shares of Common Stock equal to the aggregate principal amount plus accrued and unpaid interest through June 1, 2011 divided by $12.00 (the price per share in the IPO) rounded down to the nearest whole share, and (ii) the outstanding shares of preferred stock of the Company, including accrued and unpaid dividends, were cancelled in exchange for the issuance by the Company to each former holder thereof of such number of shares of Common Stock equal to the aggregate liquidation preference of such shares (including accrued and unpaid dividends through June 1, 2011) divided by $12.00 (the price per share in the IPO) rounded down to the nearest whole share. Pursuant to such transactions, the Company issued an aggregate 23,267,189 shares of Common Stock to the former holders of the secured promissory notes of the Company and an aggregate 6,812,231 shares of Common Stock to the former holders of the preferred stock of the Company. As a result of the issuance of these shares pursuant to the Recapitalization Agreement, and the issuance of 15,600,000 shares in the IPO, the total number of shares of Common Stock outstanding as of June 1, 2011 is 72,492,756 shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments and Restatements of Certificate of Incorporation and Bylaws

On June 1, 2011, in connection with the consummation of the IPO and the transactions contemplated by the Recapitalization Agreement, the Company filed an Amended and Restated Certificate of Incorporation of the Company (the “Charter”) with the Secretary of State of the State of Delaware. The Charter is substantially in the same form as the “form of” amended and restated certificate of incorporation filed as an exhibit to the Registration Statement. In connection with the consummation of the IPO, the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective. The Bylaws are in substantially the same form as the “form of” amended and restated bylaws filed as an exhibit to the Registration Statement. The Company’s board of directors and stockholders had previously approved the Charter and the Bylaws.

The foregoing description of the Charter and the Bylaws is qualified in its entirety by reference to the Charter attached hereto as Exhibit 3.1 and the Bylaws attached hereto as Exhibit 3.2, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Spirit Airlines, Inc.

3.2	Amended and Restated Bylaws of Spirit Airlines, Inc.

10.1	Amendment No. 1 to Recapitalization Agreement, dated as of May 25, 2011, by and among Spirit Airlines, Inc. and the other parties thereto.

10.2	Amendment No. 3 to Second Amended and Restated Investor Rights Agreement, dated as of July 13, 2006, as amended on July 20, 2010 and February 1, 2011, among Spirit Airlines, Inc. and the other investors party thereto.

10.3	Termination Agreement, dated as of June 1, 2011, by and between Spirit Airlines, Inc. and Indigo Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011	SPIRIT AIRLINES, INC.

	By:	/s/ THOMAS CANFIELD
	Name:	Thomas Canfield
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Spirit Airlines, Inc.

3.2	Amended and Restated Bylaws of Spirit Airlines, Inc.

10.1	Amendment No. 1 to Recapitalization Agreement, dated as of May 25, 2011, by and among Spirit Airlines, Inc. and the other parties thereto.

10.2	Amendment No. 3 to Second Amended and Restated Investor Rights Agreement, dated as of July 13, 2006, as amended on July 20, 2010 and February 1, 2011, among Spirit Airlines, Inc. and the other investors party thereto.

10.3	Termination Agreement, dated as of June 1, 2011, by and between Spirit Airlines, Inc. and Indigo Partners LLC.